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             [Letterhead of Ontario Municipal Employees Retirement Board]


                                                                December 8, 1995

Myo Diagnostics, Inc.
3710 South Robertson Blvd., Suite 212
Culver City, California 90232
Attn: Mr. Gerald D. Appel

    Re:  Waiver of Rights
         ----------------

Ladies and Gentlemen:

    Reference is made to (1) that certain Securities Purchase Agreement, dated as of December 23, 1994 (the "First Purchase Agreement"), by and among Myo Diagnostics, Inc. (the "Company"), Ontario Municipal Employees Retirement Board ("OMERB"), Gerald D. Appel and Hershel Toomim and (2) that certain Securities Purchase Agreement, dated as of August 18, 1995 (the "Second Purchase Agreement"), by and among the Company, OMERB and Gerald D. Appel OMERB is the Holder of 100% of the Registrable Securities (as deemed in the First and Second Purchase Agreements).

    OMERB understands that the Company wishes to sell and issue not less than 300,000 nor more than 750,000 shares of cumulative convertible redeemable preferred stock at a purchase price of $5.00 per share (the "Proposed Offering"), such convertible preferred stock (the "Preferred Stock") to have the rights and preferences described in that certain Confidential Offering Memorandum of the Company dated as of December 8, 1995 a copy of which is attached hereto as Exhibit A (the "Memorandum"). In connection with the Proposed Offering, the Company has requested OMERB to waive its rights of first refusal under Section 9.01 of the First Purchase Agreement and Section 9.01 of the Second Purchase Agreement and to waive compliance by the Company with certain covenants contained in the First Purchase Agreement and the Second Purchase Agreement in connection with the Proposed Offering.

    Accordingly, pursuant to Section 10.02 of the First Purchase Agreement and
Section 10.02 of the Second Purchase Agreement, the undersigned hereby (1) waives its rights of first refusal set forth in Section 9.01 of the First Purchase Agreement and Section 9.01, of the Second Purchase Agreement in connection with the sale and issuance by the Company of not less titan 300,000 shares nor more than 750,000 shares of Preferred Stock in accordance with the terms of the Proposed Offering; (2) waives its rights under Section 9.01(b) of the First Purchase Agreement and Section 9.01(b) of the Second Purchase Agreement to notice of the Proposed Offering, any subsequent conversion of the Preferred Stock into Common Stock or any subsequent exercise of any warrants issuable upon conversion of the Preferred Stock; (3) waives compliance by the Company with the

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provisions of Sections 7.02(a), 7.02(b), and 7.02(c) of the First Purchase
Agreement and Sections 7.02(a), 7.02(b) and 7.02(c) of the Second Purchase Agreement insofar as required to permit the consummation of the sale and issuance of the Preferred Stock pursuant to the Proposed Offering, the subsequent conversion of the Preferred Stock Into Common Stock, the payment of cumulative annual dividends on the Preferred Stock at the rate of $.50 per share, and the performance by the Company of the other covenants and agreements in the terms of the Preferred Stock described in the Memorandum; and (4) waives compliance by the Company with the provisions of Section 7.02(k) of the First Purchase Agreement and Section 7.02(k) of the Second Purchase Agreement insofar as the terms of the Preferred Stock described in the Memorandum may be deemed to be "affirmative or negative covenants more favorable to an equity investor in the Company" than those contained in the two Purchase Agreements.

    This waiver is conditioned upon the consummation of the Proposed Offering on or before August 13, 1996 and in the event that the Proposed Offering is not consummated on or before such date, this waiver shall be of no further force of effect.

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD



By:  /s/ Peter D. Friend
   -------------------------------------
   Peter D. Friend
   Portfolio Manager


By:  /s/ Henry A. Rachfalowski
   -------------------------------------
   Henry A. Rachfalowski
   Vice President


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